UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2005

RITA Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

000-30959

(Commission File Number)

California	94-3199149
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

46421 Landing Parkway
Fremont, CA 94538

(Address of principal executive offices, with zip code)

(510) 771-0400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 29, 2005, the Board of Directors (the “Board”) of RITA Medical Systems, Inc. (the “Company”), upon the recommendation of the Board’s Nominating/Corporate Governance Committee, elected Steve LaPorte, age 55, as a Class I director of the Company to serve until the Company's 2007 annual meeting of stockholders and a member of the Board’s Nominating/Corporate Governance Committee.

In connection with Mr. LaPorte’s election, pursuant to the terms of the Company’s 2000 Directors’ Stock Option Plan, Mr. LaPorte automatically received a nonstatutory stock option to purchase 35,000 shares of the Company common stock. This option vests at a rate of 1/36th of the total number of shares subject to such option per month.

The Company has entered into its standard form of change of control agreement and indemnification agreement with Mr. LaPorte. The Company’s change of control agreements provide the following benefits upon the sale or merger of the Company. In the event that the Company consummates a change of control transaction, 50% of any unvested options held by the Company's officers and directors who are parties to such agreements shall become fully vested and immediately exercisable and repurchase rights retained by the Company with respect to 50% of the restricted stock held by the Company’s officers and directors who are parties to such agreements shall immediately lapse. In addition, on each one month anniversary following the effective date of a change of control transaction, 1/12th of the remaining unvested options held by the Company’s officers and directors who are parties to such agreements shall become fully vested and immediately exercisable and repurchase rights retained by the Company with respect to 1/12th of any remaining restricted stock held by the Company’s officers and directors who are parties to such agreements shall immediately lapse. If the officer or director is involuntarily terminated within 12 months after the change of control transaction, all unvested options held by such officer or director shall become fully vested and immediately exercisable and all repurchase rights retained by the Company with respect to the restricted stock held by such officer or director shall immediately lapse. If the officer or director voluntarily resigns or is terminated for cause after the change of control, then the officer or director is not entitled to any acceleration of the vesting of options or lapse of repurchase rights with respect to restricted stock.

The Company’s indemnification agreements contain provisions which may require the Company, among other things, to indemnify the Company’s officers and directors against a number of liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 8.01	Other Events.

On October 5, 2005, the Company announced that Steve LaPorte had been elected to the Board. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

99.1 Press Release of RITA Medical Systems, Inc. dated October 5, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA MEDICAL SYSTEMS, INC.

Date: October 5, 2005	By:	/s/ Joseph DeVivo
Joseph DeVivo
President and Chief Executive Officer

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RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of RITA Medical Systems, Inc. dated October 5, 2005

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